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                                                                       EXHIBIT 1



                         SUNRISE ASSISTED LIVING, INC.

                 5 1/2% Convertible Subordinated Notes due 2002

                               PURCHASE AGREEMENT


                                                                    June 2, 1997


DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
ALEX. BROWN & SONS INCORPORATED
  c/o Donaldson Lufkin & Jenrette Securities Corporation
227 Park Avenue
New York, New York 10005

Dear Sirs:

         Sunrise Assisted Living, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to Donaldson, Lufkin & Jenrette Securities Corporation and Alex. Brown & Sons Incorporated (each, an "Initial Purchaser"), $130,000,000 aggregate principal amount of its 5 1/2% Convertible Subordinated Notes due 2002 (the "Firm Notes"). The Company also proposes to issue and sell to the Initial Purchasers not more than an additional $20,000,000 aggregate principal amount of its 5 1/2% Convertible Subordinated Notes due 2002 (the "Additional Notes"), if requested by the Initial Purchasers as provided in
Section 1 hereof. The Firm Notes and the Additional Notes are herein collectively referred to as the "Notes." The Notes are to be issued pursuant to an indenture (the "Indenture") to be dated as of June 6, 1997 between the Company and First Union National Bank, as trustee (the "Trustee"), pursuant to which the Notes, as provided therein, will be convertible at the option of the holders thereof into shares of the Company's common stock, par value $.01 per share (the "Common Stock"). The Notes and the Common Stock issuable upon conversion thereof are herein collectively referred to as the "Securities".
The Securities and the Indenture are more fully described in the Final Offering Memorandum (as hereinafter defined). Capitalized terms used in the Final Offering Memorandum without definition herein have the respective meanings specified in the Final Offering Memorandum.

         The Securities will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (collectively with the rules and regulations of the SEC thereunder, the "Securities Act"). The Initial Purchasers have advised the Company that they will offer and sell the Securities purchased by them hereunder in accordance with
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Section 5 hereof as soon as the Initial Purchasers deem advisable after the execution and delivery of this Agreement.

         In connection with the sale of the Securities, the Company has prepared an preliminary offering memorandum, dated May 22, 1997 (the "Preliminary Offering Memorandum"), and a final offering memorandum, dated June 2, 1997 (the "Final Offering Memorandum"). Each of the Preliminary Offering Memorandum and the Final Offering Memorandum sets forth certain information concerning the Company and the Securities. The term "Preliminary Offering Memorandum" and "Final Offering Memorandum" as used herein shall include all documents incorporated by reference therein. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Final Offering Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers.

         The holders of the Securities will be entitled to the benefits of a registration rights agreement (the "Registration Rights Agreement"), to be dated June 6, 1997, between the Company and the Initial Purchasers, in substantially the form of Exhibit A hereto.

                 1. Agreements to Sell and Purchase. (a) On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, (i) the Company agrees to issue and sell and (ii) each Initial Purchaser agrees, severally and not jointly, to purchase from the Company the principal amount of Firm Notes set forth opposite the name of such Initial Purchaser on Schedule I hereto, at a purchase price of 97.5% of their principal amount (the "Purchase Price").

                 (b) On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, (i) the Company agrees to issue and sell the Additional Notes and (ii) the Initial Purchasers shall have the right to purchase, severally and not jointly, the Additional Notes from the Company at the Purchase Price. Additional Notes may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Notes. The Initial Purchasers may exercise their right to purchase Additional Notes in whole or in part from time to time by giving written notice thereof to the Company at any time within 30 days after the date of this Agreement. Donaldson, Lufkin & Jenrette Securities Corporation shall give any such notice on behalf of the Initial Purchasers and such notice shall specify the aggregate principal amount of Additional Notes to be purchased pursuant to such exercise and the date for payment and delivery thereof. The date specified in any such notice shall be a business day (i) no earlier than the Closing Date (as hereinafter defined), (ii) no later than ten business days after such notice has been given and (iii) no earlier than two business days after such notice has been given. If any Additional Notes are to be purchased, each Initial Purchaser, severally and not jointly, agrees to purchase from the Company the principal amount of Additional Notes which bears the same proportion to the total principal amount of Additional Notes to be purchased form the Company as the principal amount of Firm Notes set forth opposite the name of such Initial Purchaser in Schedule I bears to the total principal amount of the Firm Notes.

                 (c) The Company hereby agrees (and the Company shall, concurrently with the execution of this Agreement, deliver letter agreements executed by each of the directors and executive officers of the Company, pursuant to which each such person agrees), not to offer, sell, contract to sell,





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grant any option to purchase, or otherwise dispose of any Common Stock of the
Company or any securities convertible into or exercisable or exchangeable for such Common Stock or in any other manner transfer all or a portion of the economic consequences associated with the ownership of any such Common Stock, for a period of 90 days after the date of the Final Offering Memorandum, other than (i) as a gift or gifts, provided the donee or donees thereof agree in writing to be bound by such letter agreement, (ii) transfers to a transferor's affiliates, as such term is defined in Rule 405 promulgated under the Act, provided the transferee agrees in writing to be bound by such letter agreement, or (iii) with the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation. Notwithstanding the foregoing, during such period the Company (i) may grant stock options (and may issue shares of its Common Stock upon exercise thereof) pursuant to the Company's 1995 Stock Option Plan, 1996 Directors' Stock Option Plan, 1996 Non-Incentive Stock Option Plan or 1997 Stock Option Plan (collectively, the "Option Plans"), (ii) may issue shares of Common Stock upon exercise of any of the 450,000 stock options granted to David
W. Faeder outside of the Options Plans, (iii) may issue shares of Common Stock upon the exercise of the 50,000 warrants outstanding on the date hereof, and
(iv) may issue shares of Common Stock in connection with the Company's acquisition of assets of, or an ownership interest in, another business or entity, provided, however, that, without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation, the Company may not (i) register the shares of Common Stock referred to in clause (iv) above under the Securities Act for such 90-day period or (ii) grant any registration rights with respect to the shares of Common Stock referred to in clause (iv) above that are exercisable within such 90-day period.

                 2. Delivery and Payment. (a) Delivery to the Initial Purchasers of and payment for the Firm Notes shall be made at 10:00 A.M., New York City time, on June 6, 1997 (the "Closing Date") at the offices of Hogan & Hartson L.L.P., 555 Thirteenth Street, NW, Washington, D.C. 20004 or such other place as you shall designate. The Closing Date and the location of delivery of and the form of payment for the Firm Notes may be varied by agreement between you and the Company.

                 (b) Delivery to the Initial Purchasers of and payment for any Additional Notes to be purchased by the Initial Purchasers shall be made at the offices of Hogan & Hartson L.L.P., 555 Thirteenth Street, NW, Washington, D.C. 20004 or such other place as you shall designate, at 10:00 A.M., New York City time, on the date specified in the exercise notice given by you pursuant to Section 1(b) (the "Option Closing Date"). Any such Option Closing Date and the location of delivery of and the form of payment for the Additional Notes may be varied by agreement between you and the Company.

                 (c) At or prior to the Closing Date and each Option Closing Date, if any, the Company shall execute and deliver for authentication the Notes to be purchased and sold on such date and shall deposit in global form Notes with the Depositary Trust Company ("DTC") for the account or accounts of participants in DTC (including Euroclear and CEDEL, as the case may be) purchasing beneficial interests therein. The Initial Purchasers shall pay or cause the purchase price for such Notes to be paid to or upon the order of the Company by wire transfer of same day funds against delivery of such Notes to or for the respective accounts of the Initial Purchasers. Certificates evidencing the Notes shall be registered in the name of Cede & Co. as nominee of DTC or such other name or names and in such authorized denominations as the Initial Purchasers may request in writing at least two full business days prior to the Closing Date or the Option Closing Date, as the case may be. The Company will permit the





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Initial Purchasers to inspect such certificates at the New York offices of
Donaldson, Lufkin & Jenrette Securities Corporation at least one full business day prior to the Closing Date and each Option Closing Date, if any.

                 3. Agreements. The Company agrees with each Initial Purchaser that:

                 (a) The Company will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in paragraph (b) below, as many copies of the Final Offering Memorandum and any amendments and supplements thereto as each Initial Purchaser may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

                 (b) At any time prior to the earlier of the expiration of nine months after the date of the Final Offering Memorandum and the date of completion of the sale of the Securities by the Initial Purchasers, the Company will not amend or supplement the Final Offering Memorandum if the Initial Purchasers reasonably object to such amendment or supplement within two business days after receiving a copy thereof, and if at any time prior to the earlier of the expiration of nine months after the date of the Final Offering Memorandum and the date of completion of the sale of the Securities by the Initial Purchasers, any event occurs as a result of which the Final Offering Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Final Offering Memorandum to comply with applicable law, the Company will promptly notify the Initial Purchasers of the same, will prepare and provide to the Initial Purchasers the proposed amendment or supplement which will correct such statement or omission or effect such compliance and will not publish such amendment or supplement if the Initial Purchasers reasonably object to the publication of such amendment or supplement within two business days after receiving a copy thereof.

                 (c) The Company will arrange for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions, if any, as the Initial Purchasers may reasonably designate in writing prior to the date of this Agreement and will maintain such qualifications in effect so long as reasonably required for the distribution of the Securities, provided, however, that the Company shall not be required in connection therewith to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process or taxation in any jurisdiction where it is not now so subject. The Company will promptly advise the Initial Purchasers of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and will use all reasonable efforts to have such suspensions lifted as promptly as practicable.

                 (d) Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf will, directly or indirectly, make offers or sales of any Security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under





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         the Securities Act, except pursuant to a registered public offering as provided in the Registration Rights Agreement.

                 (e) Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States, except pursuant to a registered public offering as provided in the Registration Rights Agreement.

                 (f) So long as any of the Securities are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

                 (g) Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf will engage in any directed selling efforts with respect to the Securities, except pursuant to a registered public offering as provided in the Registration Rights Agreement, and each of them will comply with the offering restriction requirements of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

                 (h) The Company will cooperate with the Initial Purchasers and use all reasonable efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company and, with respect to any Securities sold in accordance with Regulation S under the Securities Act, Cedel Bank and Euroclear.

                 (i) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, the Company agrees to pay all costs, expenses, fees and taxes incident to and in connection with: (i) the preparation, printing, filing and distribution of the Preliminary Offering Memorandum and the Final Offering Memorandum (including, without limitation, financial statements and supplements thereto), (ii) the preparation, printing (including, without limitation, word processing and duplication costs) and delivery of this Agreement, the Registration Rights Agreement and the Indenture, all preliminary and final Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection herewith and with the sale of the Securities by the Initial Purchasers to certain purchasers as set forth in Section 5 below, (iii) the issuance and delivery of the Securities, (iv) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the reasonable fees and disbursements of the Initial Purchasers' counsel relating to such registration or qualification),
         (v) the preparation of certificates for the Securities





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         (including, without limitation, printing thereof), (vi) the fees, disbursements and expenses of the Company's counsel and accountants,
         (vii) all expenses and listing fees in connection with the application for quotation of the Securities on PORTAL, (viii) all fees and expenses (including fees and expenses of counsel) of the Company in connection with approval of the Securities by DTC for "book-entry" transfer and eligibility of settlement of transactions in the Securities through Euroclear and Cedel Bank and (ix) the performance by the Company of its other obligations under this Agreement.

                 (j) The Company will use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent on its part to the delivery of the Securities.

                 4. Representations and Warranties of the Company. The Company represents and warrants to each Initial Purchaser that:

                 (a) The Preliminary Offering Memorandum and the Final Offering Memorandum do not, and any supplement or amendment to them will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraphs (a) shall not apply to statements in or omissions from the Preliminary Offering Memorandum and the Final Offering Memorandum (or any supplement or amendment thereto) made in reliance upon and in conformity with information relating to you furnished to the Company in writing by you expressly for use therein. No stop order preventing the use of the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued.

                 (b) Neither the Company, nor any of its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")), nor any person acting on its or their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Securities under the Securities Act.

                 (c) No securities of the same class as the Notes have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

                 (d) Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.





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                 (e)      None of the Company, its Subsidiaries (as hereinafter
         defined) or any of its or their affiliates or any person acting on its or their behalf has engaged or will engage in any directed selling efforts (as defined in Regulation S) in the United States with respect to the Securities, and the Company, its subsidiaries and its or their affiliates and all persons acting on its or their behalf have complied with and will comply with the offering restriction requirements of Regulation S.

                 (f) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

                 (g) (i) The Company has agreed to permit the Securities to be designated PORTAL eligible securities, will pay the requisite fees related thereto and has been advised by the National Association of Securities Dealers, Inc. PORTAL Market ("PORTAL") that the Securities have been designated PORTAL eligible securities in accordance with the rules and regulations of the National Association of Securities Dealers, Inc.

                          (ii) The Company will cause the Common Stock issuable upon conversion of the Notes to be listed for quotation on the Nasdaq National Market prior to the 90th day following the latest date of initial issuance of the Notes.

                 (h) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Indenture, and the Registration Rights Agreement and to issue, sell and deliver the Securities as provided herein and therein.

                 (i) This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company, enforceable in accordance with its terms except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and except as the enforceability hereof may be limited by bankruptcy, rehabilitation, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity.

                 (j) The Indenture has been duly and validly authorized by the Company and, when duly executed and delivered by the Company, will be the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited (1) by the effect of (x) bankruptcy, rehabilitation, insolvency, reorganization, moratorium or other similar laws nor or hereafter in effect relating to or affecting the rights and remedies of creditors and (y) general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceedings therefor may be brought and (2) to the extent that the waiver contained in Section 4.9 of the Indenture may be unenforceable.

                 (k) The Notes have been duly and validly authorized for issuance by the Company and, when issued and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be





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         the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture except (1) as the enforceability thereof may be limited by bankruptcy, rehabilitation, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general principles of equity, and (2) to the extent that the waiver contained in Section 4.9 of the Indenture may be deemed unenforceable. The Indenture conforms in all material respects to the description thereof contained in the Final Offering Memorandum.

                 (l) The Notes are convertible into Common Stock in accordance with the terms of the Indenture; the shares of Common Stock initially issuable upon conversion of the Notes have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Final Offering Memorandum; the Company has the authorized and outstanding capital stock as set forth in the Final Offering Memorandum; and the stockholders of the Company have no preemptive rights with respect to the Notes or the Common Stock issuable upon conversion of the Notes.

                 (m) The Registration Rights Agreement has been duly and validly authorized by the Company and, when duly executed and delivered by the Company, will be the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by (i) bankruptcy, rehabilitation, insolvency, reorganization, moratorium or other similar laws affecting creditor's rights generally, (ii) general principles of equity, or (iii) the enforceability of rights to indemnification and contribution thereunder by federal or state securities laws. The Registration Rights Agreement conforms in all material respects to the description thereof in the Final Offering Memorandum.

                 (n) The (i) issuance and sale of the Securities by the Company, (ii) execution, delivery and performance by the Company of this Agreement, the Indenture and the Registration Rights Agreement,
         (iii) compliance by the Company with all the provisions hereof and with the provisions of the Indenture and the Registration Rights Agreement and (iv) the consummation by the Company of the transactions contemplated hereby and by the Indenture and the Registration Rights Agreement will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as may be required under the federal securities laws or the securities, blue sky or real estate syndication laws of the various states) and will not conflict with, or constitute a breach or a violation of any of the terms or provisions of, or a default under, the charter, by-laws, partnership agreement, operating agreement or other governing documents of the Company or any of its Subsidiaries, or any material agreement, indenture, debenture, note or any other evidence of indebtedness or other instrument to which it or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound or to which any of their respective properties is subject or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Company, any of its subsidiaries or their respective property, except as disclosed in the Final Offering Memorandum and except as rights to indemnity and contribution hereunder may be limited by applicable law.





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                 (o)      The Company is subject to and in material compliance
         with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

                 (p) The Company is not required to deliver the information specified in Rule 144A(d)(4) in connection with the resale by the Initial Purchasers of the Securities as set forth in Section 4 hereof.

                 (q) The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated by this Agreement).

                 (r) It is not necessary in connection with the offer, sale and delivery of the Securities in the manner contemplated by this Agreement and the Final Offering Memorandum to register the Securities under the Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

                 (s) The Company has been duly organized, is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Final Offering Memorandum, and is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries (hereafter defined), taken as a whole.

                 (t) All of the consolidated corporation, partnerships and limited liability companies in which the Company has a direct or indirect ownership interest are listed in Annex II to this Agreement (collectively, the "Subsidiaries"). The Company's ownership interest in each of the facilities listed in the Final Offering Memorandum under the caption "Business-- Owned Facilities" is owned by the Company directly or indirectly through one or more Subsidiaries and the Company's direct or indirect percentage ownership interests in such facilities are as described under such caption.

                 (u) Each Subsidiary that is a corporation (a "Corporate Subsidiary") has been duly organized, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Final Offering Memorandum, and is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole. All of the outstanding shares





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         of capital stock of each Corporate Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, were issued and sold in compliance with all applicable federal and state securities laws, were not issued in violation of or subject to any preemptive or similar rights, and are owned by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature, except (i) for those encumbrances disclosed in the Final Offering Memorandum, (ii) for interests or liens held by others as security for indebtedness of the Company or any Subsidiary disclosed in the Final Offering Memorandum and (iii) for transfer restrictions under applicable federal and state securities and real estate syndication laws.

                 (v) Each Subsidiary that is a limited partnership (a "Limited Partnership Subsidiary") has been duly organized, is validly existing as a limited partnership in good standing under the laws of its jurisdiction of organization and has the limited partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Final Offering Memorandum, and is duly qualified and is in good standing (where applicable) as a foreign limited partnership authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole. All outstanding limited partnership interests in the Limited Partnership Subsidiaries were issued and sold in compliance with the applicable limited partnership agreements of such Limited Partnership Subsidiaries and all applicable federal and state securities laws, and the limited partnership interests therein held directly or indirectly by the Company are owned free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature, except (i) for those encumbrances disclosed in the Final Offering Memorandum,
         (ii) for interests or liens held by others as security for indebtedness of the Company or any Subsidiary disclosed in the Final Offering Memorandum, (iii) to the extent provided in the applicable limited partnership agreements of such Limited Partnership Subsidiaries and (iv) for transfer restrictions under applicable federal and state securities and real estate syndication laws. To the knowledge of the Company, each limited partnership agreement pursuant to which the Company or a Subsidiary holds a partnership interest in a Limited Partnership Subsidiary is in full force and effect and constitutes the legal, valid and binding agreement of the parties thereto, enforceable against such parties in accordance with the terms thereof, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles. There has been no material breach of or default under, and no event which with notice or lapse of time would constitute a material breach of or default under, such limited partnership agreements by the Company or any Subsidiary or, to the Company's knowledge, any other party to such agreements.

                 (w) Each Subsidiary that is a limited liability company (an "LLC Subsidiary") has been duly organized, is validly existing as a limited liability company in good standing under the laws of its jurisdiction of organization and has the limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Final

         Offering Memorandum, and is duly qualified and is in good standing (where applicable) as a foreign limited liability company authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole. All outstanding membership interests in the LLC Subsidiaries were issued and sold in compliance with the applicable operating agreements of such LLC Subsidiaries and all applicable federal and state securities laws, and the membership interests therein held directly or indirectly by the Company are owned free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature, except (i) for those encumbrances disclosed in the Final Offering Memorandum, (ii) for interests or liens held by others as security for indebtedness of the Company or any Subsidiary disclosed in the Final Offering Memorandum, (iii) to the extent provided in the applicable operating agreements of such LLC Subsidiaries and (iv) for transfer restrictions under applicable federal and state securities and real estate syndication laws. To the knowledge of the Company, each operating agreement pursuant to which the Company or a Subsidiary holds a membership interest in an LLC Subsidiary is in full force and effect and constitutes the legal, valid and binding agreement of the parties thereto, enforceable against such parties in accordance with the terms thereof, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles. There has been no material breach of or default under, and no event which with notice or lapse of time would constitute a material breach of or default under, such operating agreements by the Company or any Subsidiary or, to the Company's knowledge, any other party to such agreements.

                 (x) All the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive rights, rights of first refusal or other similar rights (in each case created by statute or under the Company's certificate of incorporation or bylaws or any agreement to which the Company is a party) that have not been waived or satisfied.

                 (y) The authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Final Offering Memorandum.

                 (z) Neither the Company nor any of the Subsidiaries is in violation of its respective charter, by-laws, partnership agreement, operating agreement or other governing document(s). Neither the Company nor any of the Subsidiaries is in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company and its Subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound, except for any such defaults that, individually or in the aggregate, would not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole. Neither the Company nor any of the Subsidiaries is in material violation of any order, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries or over any of their respective property. Neither the Company nor any of the Subsidiaries is in violation of any law, ordinance, rule or regulation applicable to the Company or any of the Subsidiaries, which violation would have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole.

                 (aa) Except as otherwise set forth in the Final Offering Memorandum, there are no material legal or governmental proceedings pending, or to the Company's knowledge, threatened or contemplated to which the Company or any of the Subsidiaries is a party or of which any of their respective property is the subject that (i) would be required to be set forth in a registration statement on Form S-3, (ii) could reasonably be expected to result in a material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole or (iii) could reasonably be expected to adversely effect the issuance or validity of the Securities to be issued and sold by the Company hereunder. No contract or document of a character that would be required to be described in the Final Offering Memorandum if the Final Offering Memorandum were a prospectus included in a registration statement on Form S-3 under the Securities Act is not so described.

                 (bb) Neither the Company nor any of its subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, which in each case could reasonably be expected to result in any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole.

                 (cc) Except as described in the Final Offering Memorandum, the Company and the Subsidiaries have operated and currently operate their business in conformity with all applicable laws, rules and regulations of each jurisdiction in which it is conducting business, except where the failure to be so in compliance would not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole. Each of the Company and the Subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits"), including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate its respective properties and to conduct its business; the Company and each of the Subsidiaries has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit; and, except as described in the Final Offering Memorandum, such permits contain no restrictions that are materially burdensome to the Company or any of the Subsidiaries. The Company and the Subsidiaries are not aware of any existing or imminent matter which could reasonably be expected to materially and adversely impact their operations or business prospects other than as disclosed in the Final Offering Memorandum.

                 (dd) Except as otherwise set forth in the Final Offering Memorandum or such as are not material to the business, prospects, financial condition or results of operation of the Company and the Subsidiaries, taken as a whole, the Company and each of the Subsidiaries has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions except liens for taxes not yet due and payable, to all property and assets described in the Final Offering Memorandum as being owned by it (other than stock or other ownership interests in Subsidiaries, which are the subject of the representations in paragraphs (u) through (w) above). The agreements to which the Company or any of the Subsidiaries is a party described in the Final Offering Memorandum are valid agreements, enforceable by the Company and the Subsidiaries (as applicable), except as the enforcement thereof may be limited by applicable bankruptcy, rehabilitation, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles and, to the Company's knowledge, the other contracting party or parties thereto are not in material breach or material default under any of such agreements. All leases to which the Company or any of the Subsidiaries is a party are valid and binding and no default has occurred or is continuing thereunder, which could reasonably be expected to result in any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole, and the Company and the Subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee with such exceptions as do not materially interfere with the use made by the Company or such Subsidiary.

                 (ee) The Company and the Subsidiaries maintain insurance with insurers of recognized financial responsibility of the types and in the amounts generally deemed adequate for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company or its subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

                 (ff) Except as disclosed in the Final Offering Memorandum, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, the Company or any Subsidiary.

                 (gg) There is (i) no material unfair labor practice complaint pending against the Company or any of the Subsidiaries or, to the knowledge of the Company, threatened against any of them, before the National Labor Relations Board or any state or local labor relations board, and no material grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of the Subsidiaries or, to the knowledge of the Company, threatened against any of them, and (ii) no material strike, labor dispute, slowdown or stoppage pending against the Company or any of the Subsidiaries or, to the knowledge of the Company, threatened against it or any of the Subsidiaries. No collective bargaining agreement exists with any of the Company's employees and, to the Company's knowledge, no such agreement is imminent.

                 (hh) All material tax returns required to be filed by the Company and each of the Subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of the Subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

                 (ii) Except as described in the Final Offering Memorandum, the Company owns or possesses adequate rights to use all material trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of its business and has no reason to believe that the conduct of its business as described in the Final Offering Memorandum will conflict with any such rights of others.

                 (jj) Neither the Company nor any of the Subsidiaries, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company or any Subsidiary has, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; failed to disclose fully any contribution in violation of law; violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any unlawful bribe, rebate, payoff, influence, kick-back or other unlawful payment.

                 (kk) Ernst & Young LLP are independent public accountants with respect to the Company as required by the Act.

                 (ll) The financial statements, together with related schedules and notes forming part of the Final Offering Memorandum (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and the Subsidiaries, on the basis stated in the Final Offering Memorandum at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Final Offering Memorandum (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

                 (mm) Neither the Company nor any of the Subsidiaries is, nor will the Company or any of the Subsidiaries become upon the sale of the Securities and the application of the proceeds therefrom as described in the Final Offering Memorandum under the caption "Use of Proceeds," an "investment company" or a person "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                 (nn) Except as described in the Final Offering Memorandum, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company.

                 (oo) The Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                 (pp) Subsequent to the respective dates as of which information is given in the Final Offering Memorandum, there has not been (i) any material adverse change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and the Subsidiaries, taken as a whole, (ii) any transaction that is material to the Company and the Subsidiaries, taken as a whole, except transactions entered into in the ordinary course of business, (iii) any obligation, direct or contingent, that is material to the Company and the Subsidiaries, taken as a whole, incurred by the Company or the Subsidiaries, except obligations incurred in the ordinary course of business, (iv) any change in the capital stock or outstanding indebtedness of the Company or any of the Subsidiaries (other than as expressly contemplated therein) that is material to the Company and the Subsidiaries, taken as a whole, (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, or (vi) any loss or damage (whether or not insured) to the property of the Company or any of the Subsidiaries which has been sustained or will have been sustained which has a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole.

                 (qq) Neither the Company nor any agent thereof acting on its behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation G (12 C.F.R. Part 207), Regulation T (12 C.F.R.
         Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System or analogous foreign laws and regulations.

                 (rr) No bid or purchase by the Company, and no bid or purchase that could be attributed to the Company (as a result of bids or purchases by an "affiliated purchaser" within the meaning of Rule 100 of Regulation M under the 1934 Act) for or of the Common Stock, any securities of the same class or series as the Common Stock or any securities immediately convertible into or exchangeable for or that represent any right to acquire Common Stock, is now pending or in progress or will have commenced at any time prior to the completion of the resale of the Securities by the Initial Purchasers.

                 5. Offering of Securities. Each Initial Purchaser (i) acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act or pursuant to an effective registration statement under the Securities Act and (ii) severally and not jointly, represents and warrants to and agrees with the Company that:

                 (a) It has not offered or sold, and will not offer or sell, any Securities except (i) to those it reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act) and that, in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A, (ii) to other institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D) who provide to it and to the Company a letter in the form of Annex A to the Final Offering Memorandum or (iii) to Non-U.S. Persons in accordance with Regulation S of the Securities Act.

                 (b) Neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States, except pursuant to a registered public offering as provided in the Registration Rights Agreement.

                 (c) Neither it nor any of its affiliates, nor any person acting on its or their behalf will, directly or indirectly, make offers or sales of any Security, or solicit offers to buy any Security, under circumstances that would require the registration of the Securities under the Securities Act.

                 (d) Neither it nor any of its affiliates, nor any person acting on its or their behalf will engage in any directed selling efforts with respect to the Securities, except pursuant to a registered public offering as provided in the Registration Rights Agreement.

                 (e) No action has been or will be taken by the Company or any other person that would permit the offer or sale of the Securities or the distribution of the Preliminary Offering Memorandum or the Final Offering Memorandum or any other offering material relating to the Securities in any jurisdiction where action for that purpose is required. The Company shall have no responsibility with respect to the rights of any person to offer or sell Securities or to distribute the Preliminary Offering Memorandum or the Final Offering Memorandum or any other offering material relating to the Securities in any jurisdiction. Accordingly, the Initial Purchaser shall not offer or sell any Securities, or distribute the Preliminary Offering Memorandum or the Final Offering Memorandum or any other offering material relating to the Securities, in any jurisdiction except in compliance with applicable law. The Initial Purchasers shall obtain any consent, approval or authorization required for it to offer or sell Securities, or to distribute the Preliminary Offering Memorandum or the Final Offering Memorandum or any other offering material relating to the Securities under the laws or regulations of any jurisdiction where it proposes to make offers or sales of Securities, or to distribute the Preliminary Offering Memorandum or the Final Offering Memorandum or any other offering material relating to the Securities.

                 (f) It is a participating organization in the Depository Trust Company ("DTC").

                 (g) The Securities have not been and will not be registered under the Securities Act, are "restricted securities" within the meaning of Rule 144 under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. Each of the Initial Purchasers represents that it has not offered, sold or delivered the Securities, and will not offer, sell or deliver the Securities (i) (A) as part of its distribution at any time or (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, within the United States or to, or for the account or benefit of, U.S. persons, except in accordance with Rule 903 of Regulation S or Rule 144A under the Securities Act, or to institutional "accredited investors" in accordance with Section 5(a) or pursuant to Section 5(k) below or (ii) in violation of Rule 144 under the Securities Act. Accordingly, each Initial Purchaser agrees that neither it, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts as defined in Rule 901(b) of Regulation S with respect to the Securities, and it, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restriction requirements of Regulation S.

                 (h) Each Initial Purchaser represents and agrees that the Securities offered and sold in reliance on Regulation S have been and will be offered and sold only in "offshore transactions" within the meaning of Regulation S and that such Securities have been and will be represented upon issuance by a global security that may not be exchanged for definitive securities until the expiration of the Restricted Period (as defined in Regulation S) and only upon certification of beneficial ownership of the Securities by a non-U.S. Person or a U.S. person who purchased such securities in a transaction that was exempt from the registration requirements of the Act.

                 (i) Each Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities (other than a sale pursuant to Rule 144A or to institutional "accredited investors" in accordance with Section 5(a), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the Restricted Period a confirmation or notice to substantially the following effect:

                 "The Securities covered hereby have not been registered under the United States Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) (A) as part of their distribution at any time or (B) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act or (ii) in violation of Rule 144 under the Securities Act. Terms used above have the meaning given to them by Regulation S."

Terms used in this Section 5 that have meanings assigned to them in Regulation S are used herein as so defined.

                 6. Indemnification. (a) The Company agrees to indemnify and hold harmless (i) each Initial Purchaser, (ii) each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and (iii) the respective officers, directors, partners, employees, representatives and agents of the Initial Purchasers or any controlling person (collectively, the "Indemnified Parties") from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the Final Offering Memorandum (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or the Preliminary Offering Memorandum, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which made, not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Initial Purchaser furnished in writing to the Company by or on behalf of any Initial Purchaser through you expressly for use therein. The foregoing indemnity, however, insofar as it relates to any untrue statement or omission or alleged untrue statement or omission made in the Preliminary Offering Memorandum but eliminated or remedied in the Final Offering Memorandum shall not inure to the benefit of any Indemnified Party with respect to any action or claim asserted by a person who purchased any Notes from such Initial Purchaser unless such person was sent or given a copy of the Final Offering Memorandum with or prior to the written confirmation of the sale involved.

                 (b) In case any action shall be brought against any Indemnified Party, based upon the Preliminary Offering Memorandum or the Final Offering Memorandum or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company, such Indemnified Party shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment of all reasonable fees and expenses. Any Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the reasonable fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the employment of such counsel has been specifically authorized in writing by the Company, (ii) the Company shall have failed to assume the defense and employ counsel or
         (iii) the named parties to any such action (including any impleaded parties) include both such Indemnified Party and the Company, and such Indemnified Party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company (in which case the Company shall not have the right to assume the defense of such action on behalf of such Indemnified Party, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Indemnified Parties, which firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation and that all such fees and expenses shall be reimbursed as they are incurred). The Company shall not be liable for any settlement of any such action effected without its written consent, but if settled with its written consent, it agrees to indemnify and hold harmless any Indemnified Party from and against any loss or liability by reason of such settlement. No indemnifying party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

                 (c) Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless (i) the Company (ii) each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (iii) the officers, directors, partners, employees, representatives and agents of the Company or any such controlling person (collectively, the "Indemnified Company Parties") to the same extent as the foregoing indemnity from the Company to each Initial Purchaser but only with reference to information relating to such Initial Purchaser furnished in writing by or on behalf of such Initial Purchaser expressly for use in the Preliminary Offering Memorandum or the Final Offering Memorandum (or any amendment or supplement thereto). In case any action shall be brought against and Indemnified Company Party based on the Preliminary Offering Memorandum or Final Offering Memorandum and in respect of which indemnity may be sought against any Initial Purchaser, each Initial Purchaser shall have the rights and duties given to the Company (except that if the Company shall have assumed the defense thereof such Initial Purchaser shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the reasonable fees and expenses of such counsel shall be at the expense of such Initial Purchaser), and the Indemnified Company Party shall have the rights and duties given to the Initial Purchasers, by paragraph 6(b) hereof.

                 (d) If the indemnification provided for in this Section 6 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Securities. If the allocation provided by the immediately preceding sentence is not permitted by applicable law for any reason, the Company and the Initial Purchasers shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Initial Purchasers in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, and the total discounts and commissions received by the Initial Purchasers in connection with the purchase of the Securities hereunder, bear to the total price to investors, in each case as set forth on the cover page of the Final Offering Memorandum. The relative fault of the Company and the Initial Purchasers shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such Initial Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                 The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this paragraph 6(d) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, such Initial Purchaser (or any related Indemnified Party) shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the Securities exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this paragraph 6(d) are several in proportion to the respective principal amount of Notes purchased by each of the Initial Purchasers and not joint.

                 (e) Each Initial Purchaser represents and warrants that the information set forth (i) in the last paragraph on the front cover page, (ii) on page 3 regarding stabilization and over-allotment, and passive market making, and (iii) under the caption "Plan of Distribution" in the Preliminary Offering Memorandum and the Final Offering Memorandum relating to the Securities (insofar as such information relates to such Initial Purchaser) constitutes the only information furnished by the Initial Purchasers for inclusion in the Preliminary Offering Memorandum and the Final Offering Memorandum.

                 7. Conditions of Initial Purchasers' Obligations. The several obligations of the Initial Purchasers to purchase the Firm Notes under this Agreement on the Closing Date and the Additional Notes, if any, on an Option Closing Date are subject to the satisfaction of each of the following conditions:

                 (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date or an Option Closing Date, as the case may be, with the same force and effect as if made on and as of the Closing Date or an Option Closing Date.

                 (b) The Final Offering Memorandum shall have been printed and copies distributed to the Initial Purchasers as promptly as practicable following the date of this Agreement or at such other date and time as to which you may agree; and no stop order suspending the sale of the Securities in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

                 (c) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the Closing Date or any Option Closing Date, prevent the issuance of the Securities; and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date or any Option Closing Date which would prevent the issuance of the Securities on the Closing Date or any Option Closing Date.

                 (d)      (i)     Since the date of the latest balance sheet
         included in the Final Offering Memorandum, there shall not have been any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, affairs or business prospects, whether or not arising in the ordinary course of business, of the Company, (ii) since the date of the latest balance sheet included in the Final Offering Memorandum there shall not have been any material change, or any development that could reasonably be expected to result in a material adverse change, in the capital stock or in the long-term debt of the Company from that set forth in the Final Offering Memorandum, other than changes resulting from (y) the exercise of stock options which were granted under the Company's currently existing stock option plans or agreements or (z) the exercise of warrants granted to Creditanstalt-Benkverein dated as of March 19, 1996, (iii) the Company and its subsidiaries shall have no liability or obligation, direct or contingent, which is material to the Company and its subsidiaries, taken as a whole, other than those reflected in the Final Offering Memorandum and (iv) on the Closing Date or an Option Closing Date, as the case may be, you shall have received a certificate dated the Closing Date (or an Option Closing Date, as appropriate), signed by Paul Klaassen and David W. Faeder, in their capacities as the Chief Executive Officer and Chief Financial Officer of the Company, respectively, confirming the matters set forth in paragraphs (a), (b) and (d) of this Section 7.

                 (e) The Company and the Trustee shall have entered into the Indenture and you shall have received counterparts, conformed as executed, thereof.

                 (f) The Company shall have entered into the Registration Rights Agreement and you shall have received counterparts, conformed as executed, thereof.

                 (g) You shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion (reasonably satisfactory to you and counsel for the Initial Purchaser), dated the Closing Date (or an Option Closing Date, as appropriate) of Hogan & Hartson, L.L.P., counsel for the Company, to the effect that:

                          (i) The Company was duly incorporated, and is validly existing and in good standing under the laws of the State of Delaware as of the date specified in such opinion letter, and has the corporate power and corporate authority to own, lease and operate its properties and to conduct its business as described in the Final Offering Memorandum. The Company is authorized to transact business as a foreign corporation in each jurisdiction identified on a Schedule to such opinion letter, as of the respective dates of the certificates specified therein.

                          (ii)    Each of the Corporate Subsidiaries
                 incorporated in Virginia was incorporated, and is validly existing and in good standing under the laws of its jurisdiction of incorporation as of the respective dates specified in such opinion letter and has the corporate power and corporate authority to own, lease and operate its properties and to conduct its business as described in the Final Offering Memorandum. Each such Corporate Subsidiary is authorized to transact business as a foreign corporation in each jurisdiction identified on a Schedule to such opinion letter, as of the respective dates of the certificates specified therein.

                          (iii) All of the outstanding shares of capital stock of each such Corporate Subsidiary (a) have been duly authorized and are validly issued, fully paid and nonassessable, and (b) to such counsel's knowledge, were not issued in violation of any preemptive rights under such Corporate Subsidiary's charter or under the laws of the jurisdiction of its incorporation or in violation of any similar contractual rights.

                          (iv) Each Limited Partnership Subsidiary formed in Virginia or Maryland was formed, and is validly existing and in good standing under the laws of its jurisdiction of organization as of the respective dates specified in such opinion letter, and has the limited partnership power and limited partnership authority to own, lease and operate its properties and to conduct its business as described in the Final Offering Memorandum. Each Limited Partnership Subsidiary is authorized to transact business as a foreign limited partnership in each jurisdiction identified on a Schedule to such opinion letter, as of the respective dates of the certificates specified therein.

                          (v) Each LLC Subsidiary formed in Maryland was formed, and is validly existing and in good standing under the laws of its jurisdiction of organization as of the respective dates specified in such opinion letter, and has the limited liability company power and limited liability company authority to own, lease and operate its properties and to conduct its business as described in the Final Offering Memorandum.

                          (vi) Assuming the accuracy of the representations and warranties of the Company and the Initial Purchasers contained in this Agreement, the issuance and sale of the Securities to the Initial Purchasers and the offering, resale and delivery of the Securities by the Initial Purchasers, in each case in the manner contemplated by the Offering Memorandum, are exempt from the registration requirements of the Securities Act and it is not necessary to qualify the Indenture under the Trust Indenture Act;

                          (vii) The Company has the corporate power and authority to enter into this Agreement, the Indenture and the Registration Rights Agreement and to consummate the transactions contemplated hereby and thereby and this Agreement, the Indenture and the Registration Rights Agreement have been duly authorized, executed and delivered by the Company.

                          (viii)  The Indenture constitutes a valid and
                 binding obligation of the Company, enforceable in accordance with its terms, except as may be limited by bankruptcy, rehabilitation, insolvency, reorganization, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent transfers, fraudulent, conveyances and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of principles of equity, including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether the Indenture is considered in a proceeding in equity or at law);

                          (ix) The Registration Rights Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except as may be limited by bankruptcy, rehabilitation, insolvency, reorganization, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent transfers, fraudulent, conveyances and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of principles of equity, including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether the Registration Rights Agreement is considered in a proceeding in equity or at law);

                          (x) The Notes have been duly authorized on behalf of the Company, and (assuming due execution, authentication, issuance and delivery as provided in the Indenture) will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as may be limited by bankruptcy, rehabilitation, insolvency, reorganization, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent transfers, fraudulent, conveyances and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of principles of equity, including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether the Notes are considered in a proceeding in equity or at law); the issuance of the Notes is not subject to (a) any preemptive rights under the Company's Restated Certificate or (b) to such counsel's knowledge, similar contractual rights;

                          (xi) The authorized capital stock of the Company conforms in all material respects to the description thereof contained in the Final Offering Memorandum under the caption "Description of Capital Stock"; and the shares of Common Stock initially issuable upon conversion of the Notes have been duly authorized and reserved for issuance upon conversion of the Notes, and such shares of Common Stock, when issued and delivered by the Company upon such conversion, will be validly issued, fully paid and nonassessable and the issuance of such shares of Common Stock will not be subject to (A) any preemptive rights under the Company's Restated Certificate of Incorporation or (B) to such counsel's knowledge, similar contractual rights;

                          (xii) The statements in the Offering Memorandum under the caption "Description of the Notes," insofar as such statements purport to summarize provisions of the Notes, the Indenture and the Registration Rights Agreement, are accurate summaries in all material respects of the provisions purported to be summarized therein.

                          (xiii) The execution, delivery and performance as of the Closing Date by the Company of this Agreement, the Indenture and the Registration Rights Agreement do not (i) violate the Restated Certificate of Incorporation or Amended and Restated Bylaws of the Company, the charter, bylaws, partnership agreements or operating agreements of any of the Subsidiaries or the General Corporation Law of the State of Delaware or (ii) breach or constitute a default under any contract or agreement listed on a Schedule to such opinion letter. No approval or consent of any Delaware, Virginia or Maryland governmental agency is required to be obtained by the Company in connection with the execution, delivery and performance as of the Closing Date by the Company of this Agreement.

                          (xiv) Each of the Company's owned assisted living facilities in Maryland and Virginia currently holds (or has pending a renewal application for) a license authorizing such facility to furnish assisted living services as described under the heading "Services" on pages 34 to 35 of the Final Offering Memorandum.

                          (xv)    Neither the Company nor any of the
                 Subsidiaries is required to be registered as an "investment company" under the 1940 Act; and

                          (xvi) To such counsel's knowledge, the Company owns directly or indirectly the ownership interests in the Subsidiaries set forth on Annex II to the Purchase Agreement.

                 In addition to the matters set forth above, such opinion shall include a statement that no facts have come to the attention of such counsel which cause them to believe that (i) the Final Offering Memorandum, as of its date and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) there are any legal or governmental proceedings pending or threatened against the Company that would be required to be disclosed in a Registration Statement on Form S-3 that are not disclosed in the Final Offering Memorandum, or (iii) there are any contracts or documents of a character that would be required to be described in a Registration Statement on Form S-3 that are not described or referred to in the Final Offering Memorandum; provided that in making the foregoing statements (which shall not constitute an opinion), such counsel need not express any views as to the financial statements and supporting schedules and other financial and statistical information and data included in or omitted from the Final Offering Memorandum.

                 In giving its opinion required by this paragraph (g) above, such counsel may rely, (A) as to all matters of fact, upon certificates and written statements of officers and employees of the Company and its Subsidiaries, and (B) as to the qualification and good standing of the Company and its Subsidiaries to do business in any jurisdiction, upon certificates of appropriate government officials in such jurisdictions. Further, such counsel may state that their opinion is based as to matters of law solely upon (i) the federal securities laws, (ii) the General Corporation Law, as amended, of each of the States of Delaware and Virginia, (iii) the limited partnership acts of Virginia and Maryland, (iv) the limited liability company act of Maryland, (v) New York contract law (but not including any statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of the State of New York), (vi) Hospitals and Related Institutions, Md. Health-Gen. Code Ann. Sections 19-301 to 19-374, (vii) Domiciliary Care Homes, Md. Regs. Code Sections
         10.07.03.01 to 10.07.03.27, (viii) Licensing of Homes for Aged, Infirm or Disabled Adults, Va. Code Ann. Sections 63.1-172 to 182.1, and (ix) Standards and Regulations for Licensed Adult Care Residences, 22 Va. Admin. Code Sections 40-70-10 to 40-745-110; and that such counsel expresses no opinion as to any other laws, statutes, ordinances, rules or regulations; provided that, no opinion need be expressed in paragraph (viii) above with respect to the waiver contained in Section
         4.9 of the Indenture and no opinion need be expressed in paragraph
         (ix) above with respect to the indemnity or contribution provisions of the Registration Rights Agreement. The opinions expressed in paragraphs (viii), (ix) and (x) above shall be understood to mean only that if there is a default in performance of any obligation, (i) if a failure to pay or other damage can be shown and (ii) if the defaulting party can be brought into a court which will hear the case and apply the governing law, then, subject to the availability of defenses, and to the exceptions set forth in paragraphs (viii), (ix) and (x) above, the court will provide a money damage (or perhaps injunctive or specific performance) remedy.

                 The opinion of Hogan & Hartson described in this paragraph 7(g) shall be rendered to you at the request of the Company and shall so state therein.

                 (h) You shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion, dated the Closing Date (or an Option Closing Date, as appropriate), of Alston & Bird LLP, counsel for the Initial Purchaser, in form and substance reasonably satisfactory to you, with respect to the sufficiency of all such corporate proceedings and other legal matters relating to this Agreement and the transactions contemplated hereby as you may reasonably require, and the Company shall have furnished to such counsel such documents as they may have requested for the purpose of enabling them to pass upon such matters.

                 (i) You shall have received a letter on and as of the Closing Date or an Option Closing Date, as the case may be, in form and substance satisfactory to you, from Ernst & Young LLP, independent public accountants, with respect to the financial statements and certain financial information contained or incorporated by reference in the Final Offering Memorandum and substantially in the form and substance of the letter delivered to you by Ernst & Young LLP on the date of this Agreement.

                 (j) The Company shall not have failed at or prior to the Closing Date or an Option Closing Date, as the case may be, to perform or comply in any material respect with any of the agreements herein contained and required to be performed or complied with by the Company at or prior to the Closing Date.

                 (k) The Company shall have furnished to you such further certificates and documents as you or your counsel shall reasonably request, including, without limitation, certificates of officers of the Company as to the accuracy of the representations and warranties of the Company herein, as to the performance by the Company of their respective obligations hereunder and as to other conditions concurrent and precedent to the obligations of the Initial Purchasers hereunder.

                 All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory to counsel to the Underwriters. The Company will furnish with such number of conformed copies of such opinions, certificates, letters and documents as you shall reasonably request.

                 The several obligations of the Initial Purchasers to purchase any Additional Notes hereunder are subject to satisfaction on and as of each Option Closing Date of the conditions set forth in paragraphs
         (a) through (k) except that the opinions called for in paragraphs (g) and (h) and the letters referred to in paragraph (i) shall be revised to reflect the sale of the Additional Notes.

                 8. Effective Date of Agreement and Termination. This Agreement shall become effective upon the execution of this Agreement.

                 This Agreement may be terminated at any time prior to the Closing Date by you by written notice to the Company if any of the following has occurred: (i) since the respective dates as of which information is given in the Final Offering Memorandum, any material adverse change, or development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, of the Company and its subsidiaries, taken as a whole, or the earnings, affairs, or business prospects of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, which would, in your judgment, make it impracticable to market the Securities on the terms and in the manner contemplated in the Final Offering Memorandum, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and would, in your judgment, make it impracticable to market the Securities on the terms and in the manner contemplated in the Final Offering Memorandum, (iii) the suspension or material limitation of trading in securities on the New York Stock Exchange, the American Stock Exchange or The Nasdaq Stock Market or limitation on prices for securities on any such exchange or The Nasdaq Stock Market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business or operations of the Company and its subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

                 9. Default by an Initial Purchaser. If one of the Initial Purchasers shall fail to purchase and pay for any of the Notes agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchaser shall be obligated to take up and pay for the Notes which the defaulting Initial Purchaser agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Notes which the defaulting Initial Purchaser agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Notes set forth in Schedule I hereto, the remaining Initial Purchaser shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes, and if such non-defaulting Initial Purchaser does not purchase all the Notes, this Agreement will terminate without liability to the non-defaulting Initial Purchaser or the Company. In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date or the Option Closing Date, as the case may be, shall be postponed for such period, not exceeding seven days, as the remaining Initial Purchaser shall determined in order that the required changes in the Final Offering Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any non-defaulting Initial Purchaser for damages occasioned by its default hereunder.

                 10. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to the Company, to Sunrise Assisted Living, Inc., 9401 Lee Highway, Suite 300, Fairfax, Virginia 22031, Attention: Paul J. Klaassen, (b) if to any Initial Purchaser, c/o Donaldson, Lufkin & Jenrette Securities Corporation, 227 Park Avenue, New York, New York 10005, Attention: Craig Callen, or in any case to such other address as the person to be notified may have requested in writing.

                 The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, its officers and directors and of the several Initial Purchasers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Notes, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Initial Purchaser or by or on behalf of the Company, the officers or directors of the Company or any controlling person of the Company, (ii) acceptance of the Notes and payment for them hereunder and (iii) termination of this Agreement.

                 If this Agreement shall be terminated by the Initial Purchasers because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company shall reimburse the Initial Purchasers for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by them.

                 Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Initial Purchasers, any controlling persons referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Notes from either of the Initial Purchasers merely because of such purchase.

                 This Agreement shall be governed and construed in accordance with the internal laws of the State of New York.

                 This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.


                           [Signatures on Next Page]

                 Please confirm that the foregoing correctly sets forth the agreement between the Company and the several Initial Purchasers.

                                 Very truly yours,

                                 SUNRISE ASSISTED LIVING, INC.



                                 By:  /s/ PAUL J. KLAASSEN
                                    --------------------------------------------
                                          Paul J. Klaassen
                                          President and Chief Executive Officer


DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION


By: /s/ JOHN W. PATTERSON
   ----------------------------------------
Name:   John W. Patterson
     -----------------------------
Title:  Senior Vice President
      ----------------------------


ALEX. BROWN & SONS INCORPORATED


By:  /s/ L.J. KRASKA
   ----------------------------------------
Name:
     -----------------------------
Title:   Principal
      ----------------------------

                                   SCHEDULE I


 Donaldson, Lufkin & Jenrette Securities Corporation . . . . . . . . . . . . . . . .              $ 97,500,000


 Alex. Brown & Sons Incorporated . . . . . . . . . . . . . . . . . . . . . . . . . .                32,500,000
                                                                                                  ------------

 Total                                                                                            $130,000,000
                                                                                                  ============

                                                                        ANNEX II

                         Sunrise Assisted Living, Inc.
                       List of Consolidated Subsidiaries

                                                        Direct or Indirect                    Jurisdiction
Subsidiaries                                            Ownership                             of Incorporation
-------------                                           -------------------                   ----------------
Sunrise Terrace, Inc.                                   100%                                  Virginia
Sunrise Development, Inc.                               100%                                  Virginia
Sunrise Assisted Living
 Investments, Inc.                                      100%                                  Virginia
Sunrise Assisted Living
 Limited Partnership                                    100%                                  Virginia
Sunrise Partners Limited Partnership                    100%                                  Virginia
Sunrise at Gardner Park
 Limited Partnership                                     50%                                  Massachusetts
Sunrise of Raleigh, LLC                                 100%                                  North Carolina
Sunrise Village House, LLC                               80%                                  Maryland
Sunrise Assisted Living
 Limited Partnership II                                 100%                                  Virginia
Sunrise Assisted Living
 Limited Partnership III                                100%                                  Pennsylvania
Sunrise Assisted Living
 Limited Partnership IV                                 100%                                  New Jersey
Sunrise Assisted Living
 Limited Partnership V                                  100%                                  New Jersey
Sunrise Assisted Living
 Limited Partnership VI                                 100%                                  New Jersey
Sunrise Assisted Living
 Limited Partnership VII                                100%                                  Maryland
Sunrise Assisted Living
 Limited Partnership VIII                               100%                                  California
Sunrise Assisted Living of
 Abington, L.P.                                         100%                                  Pennsylvania
Sunrise Assisted Living of
 Granite Run, L.P.                                      100%                                  Pennsylvania
Sunrise Assisted Living of
 Franconia, L.P.                                        100%                                  Virginia
Independence Home Care
 Agency, Inc.                                           100%                                  Washington
Sunrise Homes of Towson LLC                             100%                                  Maryland
Sunrise East Assisted Living
 Limited Partnership                                    100%                                  Virginia

Sunrise of Alexandria                                   100%                                  Virginia
 Assisted Living, L.P.
Sunrise of Rockville Assisted                           100%                                  Maryland
 Living Limited Partnership
Sunrise Huntcliff Assisted                              100%                                  Georgia
 Living Limited Partnership
Sunrise Augusta Assisted                                100%                                  Georgia
 Living Limited Partnership
Sunrise Columbus Assisted                               100%                                  Georgia
 Living Limited Partnership
Sunrise Greenville Assisted                             100%                                  South Carolina
 Living Limited Partnership
Sunrise Northshore Assisted                             100%                                  Florida
 Living Limited Partnership
Sunrise of Westfield Assisted
 Living, LP                                             100%                                  Maryland
NAH/Sunrise Severna Park, LLC                            50%                                  Maryland
Sunrise Wayland Assisted
 Living Limited Partnership                             100%                                  Massachusetts
Sunrise Norwood Assisted
 Living Limited Partnership                             100%                                  Massachusetts
Sunrise Napa Assisted Living                            100%                                  California
 Limited Partnership
Sunrise Walnut Creek Assisted                           100%                                  California
 Living Limited Partnership
Sunrise West Assisted Living                            100%                                  California
 Limited Partnership
Sunrise Sterling Canyon Assisted                        100%                                  California
 Living Limited Partnership
Sunrise Decatur Assisted Living                         100%                                  Georgia
 Limited Partnership
Sunrise Ivey Ridge Assisted Living                      100%                                  Georgia
 Limited Partnership
Sunrise East Cobb Assisted Living                       100%                                  Georgia
 Limited Patnership
Sunrise Glen Cove Assisted Living                       100%                                  New York
 Limited Partnership
Sunrise Walnut Creek Assisted Living                    100%                                  California
 Limited Partnership
Sunrise Napa Assisted Living Limited                    100%                                  California
 Partnership
Sunrise Pinehurst Assisted Living                       100%                                  Colorado
 Limited Partnership
Sunrise Holly Assisted Living Limited                   100%                                  Colorado
 Partnership

Sunrise Cohasset Assisted Living Limited                100%                                  Massachusetts
 Partnership
Sunrise Oakland Assisted Living Limited                 100%                                  California
 Partnership